Air Transport Services Group to Acquire Omni Air International

•	Adds $430 million in revenues with strong margins, sustained cash flows

•	Blue-chip customer base provides significant revenue diversification

•	Adds Boeing 777 platform and more 767s to the ATSG fleet

•	Exceeds ATSG’s investment hurdle and immediately accretive in 2019
WILMINGTON, OH – October 2, 2018 – Air Transport Services Group, Inc. (NASDAQ:ATSG) today announced that it has agreed to acquire Omni Air International LLC (Omni Air), a passenger ACMI and charter services provider with significant experience serving U.S. and allied foreign governments and commercial customers, for $845 million, subject to customary adjustments. The company did not assume any debt in connection with the acquisition.

Omni Air is a leading provider of passenger airlift services to the U.S. Department of Defense (DoD) via the Civil Reserve Air Fleet (CRAF) program, and a worldwide provider of full-service passenger charter and ACMI services. Omni Air also carries passengers worldwide for a variety of private sector customers and government services firms. Omni Air, founded in 1993, is an FAR Part 121 certificated and IATA Operational Safety Audit registered airline.

The combination with Omni Air is anticipated to add over $430 million in annualized revenues to ATSG. It also exceeds ATSG’s investment hurdle and is expected to be immediately accretive to ATSG’s adjusted earnings per share in 2019, with Adjusted EBITDA in line with ATSG’s margin profile. After adjusting for the present value of tax benefits, which are estimated to be approximately $85 million, the implied acquisition multiple is 5.8x Omni Air’s adjusted EBITDA for the trailing 12 months ending August 2018.

The acquisition of Omni Air will further diversify ATSG’s customer base, add significant presence in the growing government passenger charter services market, add 13 aircraft to ATSG’s fleet, and broaden the ATSG carriers’ operating capabilities to include three Boeing 777-200 extended range (ER) aircraft. The transaction will further ATSG’s strategic goals by adding growth opportunities with long-time and blue-chip customers, and by positioning it to meet customers’ global cargo needs with the longer-range 777 platform. The strong recurring cash flows from Omni Air’s operations augment the sustainable cash flow generated by ATSG’s dry leasing business model.

Omni Air’s fleet, which includes seven 767-300ER, three 767-200ER and three 777-200ER aircraft, complements ATSG’s industry leading fleet of Boeing 737, 757, and 767 aircraft, and further solidifies its position as the world’s largest source of dedicated 767 cargo aircraft to selected air-express and other operators. Eleven of the thirteen aircraft Omni Air operates are owned, with one 767-200ER and one 767-300ER leased. In total, the ATSG companies will have a combined fleet of more than 90 aircraft in service by year-end.

Joe Hete, President and Chief Executive Officer of ATSG, said, "Combining ATSG and Omni Air’s operating expertise and array of aircraft options fulfills several of our principal goals – to broaden ATSG’s ACMI capabilities; grow and diversify our revenue streams with government and commercial customers; and reach new global markets with our full range of leasing, operating, and aircraft maintenance capabilities. We look forward to working with Omni’s excellent management team to pursue new growth opportunities, including serving the expanding global e-commerce demand.”

Jeff Crippen, President and Chief Executive Officer of Omni Air, welcomed the acquisition, noting the two companies’ complementary cultures and a strong strategic fit.

"We have tremendous respect for the ATSG team," Crippen said. "Combining Omni Air and ATSG’s experience and skillsets unquestionably makes for a stronger company that can better serve its customers worldwide."

Omni Air will operate as a separate subsidiary within ATSG under Jeff Crippen’s leadership from its existing Tulsa, Oklahoma, headquarters. An invitation has been extended to Rob Coretz, chairman, co-founder, and former CEO of Omni Air, to join ATSG’s board.

ATSG plans to fund the all-cash acquisition of Omni Air by expanding the term loan under its existing credit facility. The agreement is expected to close during the fourth quarter of 2018, subject to regulatory approvals. ATSG was advised by Goldman Sachs & Co LLC and Vorys Sater Seymour and Pease LLP, and its committed financing was arranged by SunTrust Robinson Humphrey. Omni Air was advised by BDT & Company as financial adviser and Conner & Winters, LLP as legal adviser.

Conference Call
ATSG will host a conference call with slide support via webcast today at 11 a.m. Eastern time to provide additional information about this transaction. Participants should dial (800) 708-4540 and international participants should dial (847) 619-6397 ten minutes before the scheduled start of the call and ask for conference pass code 47660959. The call will also be webcast live (listen-only mode) via www.atsginc.com. A replay of the conference call will be available by phone beginning at 2 p.m. today and continuing through October 9, 2018, at (888) 843-7419 (international callers (630) 652-3042); use pass code 47660959#. The webcast replay will remain available via www.atsginc.com for 30 days.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAR Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. including its subsidiary, Pemco World Air Services, Inc. For more information, please see www.atsginc.com.

About Omni Air International LLC
Omni Air International, LLC is a privately held American charter airline headquartered at Tulsa International Airport in Tulsa, Oklahoma. It operates worldwide passenger charter flights and ACMI leasing, principally to commercial customers and U.S. and allied governments. Omni Air is an FAR Part 121 and IOSA registered airline.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's (ATSG's) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) that one or more closing conditions to the acquisition, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisition, or may require conditions, limitations or restrictions in connection with such approvals; (ii) the risk that the acquisition may not be completed on the terms or in the time frame expected by ATSG, or at all; (iii) uncertainty of the expected financial performance of the combined company following completion of the acquisition; (iv) failure to realize the anticipated benefits of the acquisition; (v) difficulties and delays in achieving synergies of the combined company; (vi) inability to retain key personnel; (vii) the occurrence of any event that could give rise to termination of the acquisition; (viii) changes in general economic and/or industry specific conditions; and (ix) actions by third parties, including government agencies; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-366-2303